Exhibit 5.1

November 8, 2017

Overstock.com, Inc.
799 W. Coliseum Way
Midvale, Utah 84121

Re:                             Offering of Warrants and Warrant Shares

Ladies and Gentlemen:

We have acted as counsel to Overstock.com, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement dated November 8, 2017 (the “Prospectus Supplement”), of the Company, filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company to two purchasers (the “Purchasers”) of warrants (collectively, the “Warrants”) to purchase up to a combined aggregate of 3,722,188 shares of the Company’s Common Stock, $0.0001 par value per share (collectively, the “Warrant Shares”), in each case pursuant to separate Securities Purchase Agreements between the Company and each Purchaser dated as of November 8, 2017 (collectively, the “Purchase Agreements”). The Prospectus Supplement relates to the Registration Statement on Form S-3 previously filed by the Company (Registration No. 333-203607) as amended to date (the “Registration Statement”), which was declared effective on December 9, 2015.  The Company is also filing a Current Report on Form 8-K dated November 8, 2017 (the “Form 8-K”) relating to the offering of the Warrants (the “Offering”), which includes this opinion letter as an exhibit. This opinion is being delivered at the request of the Company.

At your request, we have examined the Registration Statement, the base prospectus contained in the Registration Statement (the “Base Prospectus”), the Prospectus Supplement, the Certificate of Incorporation and the Bylaws of the Company, both as currently in effect, resolutions of the Board of Directors of the Company, and such other documents as we have deemed necessary for purposes of rendering the opinions in this letter.

Bracewell LLP	T: +1.512.472.7800 F: +1.800.404.3970 111 Congress Avenue, Suite 2300, Austin, Texas 78701-4061 bracewell.com

AUSTIN  CONNECTICUT  DALLAS  DUBAI  HOUSTON  LONDON  NEW YORK  SAN ANTONIO  SEATTLE  WASHINGTON, DC

We have examined such instruments, documents, certificates and records as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to authentic originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the legal capacity of all natural persons. As to all facts material to the opinions expressed herein we have relied upon certificates or comparable documents of public officials and on oral or written statements and representations of officers of the Company.

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.              The Warrants have been duly authorized and, when issued and delivered against payment therefor in accordance with the provisions of the respective Purchase Agreements, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.              The Warrant Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the provisions of the respective Warrants, will be validly issued, fully paid and non-assessable.

Our opinion that the Warrants are valid and binding obligations of the Company is subject to:

(a)                                 applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally; and

(b)                                 general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion as to any laws other than the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and to the use of our name under the heading “Validity of the Securities” in the Prospectus Supplement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bracewell LLP

Bracewell LLP

TWA/irb